                                                                  Exhibit 10(e)


================================================================================


                             FINGERHUT COMPANIES, INC.,
                                      as Buyer


                                        and


                              FINGERHUT NATIONAL BANK,
                                     as Seller





                      ----------------------------------------

              AMENDED AND RESTATED BANK RECEIVABLES PURCHASE AGREEMENT


                             Dated as of March 18, 1998

                      ----------------------------------------


================================================================================

                                  TABLE OF CONTENTS

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     Section 1.1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2  OTHER DEFINITIONAL PROVISIONS. . . . . . . . . . . . . . . . 6

ARTICLE II PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES . . . . . . . . . 6

     Section 2.1  SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.2  PURCHASE OF A PARTICIPATION. . . . . . . . . . . . . . . . . 8

ARTICLE III CONSIDERATION AND PAYMENT. . . . . . . . . . . . . . . . . . . . . 8

     Section 3.1  PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 3.2  PAYMENT OF PURCHASE PRICE. . . . . . . . . . . . . . . . . . 8
     Section 3.3  DAILY REPORTS. . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . 9

     Section 4.1  SELLER'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . 9
     Section 4.2  SELLER'S REPRESENTATIONS AND WARRANTIES REGARDING
                  RECEIVABLES. . . . . . . . . . . . . . . . . . . . . . . . .11
     Section 4.3  REPRESENTATIONS AND WARRANTIES OF THE BUYER. . . . . . . . .13

ARTICLE V COVENANTS OF SELLER AND BUYER. . . . . . . . . . . . . . . . . . . .14

     Section 5.1  SELLER COVENANTS . . . . . . . . . . . . . . . . . . . . . .14
     Section 5.2  BUYER COVENANT REGARDING SALE TREATMENT. . . . . . . . . . .15

ARTICLE VI OPTIONAL REPURCHASE . . . . . . . . . . . . . . . . . . . . . . . .15

     Section 6.1  BREACH OF WARRANTY . . . . . . . . . . . . . . . . . . . . .15
     Section 6.2  CONVEYANCE OF REASSIGNED RECEIVABLES . . . . . . . . . . . .16
     Section 6.3  SALES ARE NON-RECOURSE . . . . . . . . . . . . . . . . . . .16

ARTICLE VII CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . .16

     Section 7.1  CONDITIONS TO THE BUYER'S OBLIGATIONS REGARDING
                  RECEIVABLES. . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 7.2  CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS . . . . . .17

ARTICLE VIII TERM AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . .17

     Section 8.1  TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

     Section 8.2  EFFECT OF TERMINATION  . . . . . . . . . . . . . . . . . . .18

ARTICLE IX MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . .18

     Section 9.1  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 9.2  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . .18
     Section 9.3  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 9.4  SEVERABILITY OF PROVISIONS . . . . . . . . . . . . . . . . .19
     Section 9.5  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . .19
     Section 9.6  NO WAIVER; CUMULATIVE REMEDIES . . . . . . . . . . . . . . .19
     Section 9.7  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 9.8  BINDING EFFECT; THIRD PARTY BENEFICIARIES. . . . . . . . . .19
     Section 9.9  MERGER AND INTEGRATION . . . . . . . . . . . . . . . . . . .19
     Section 9.10 HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 9.11 SCHEDULES AND EXHIBITS . . . . . . . . . . . . . . . . . . .20
     Section 9.12 PROTECTION OF RIGHT, TITLE AND INTEREST TO RECEIVABLES . . .20
     Section 9.13 ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . .20

EXHIBIT A                                                                    A-1

Schedule 1

                                AMENDED AND RESTATED
                        BANK RECEIVABLES PURCHASE AGREEMENT


     AMENDED AND RESTATED BANK RECEIVABLES PURCHASE AGREEMENT, dated as of March 18, 1998 (the "AGREEMENT") by and between FINGERHUT COMPANIES, INC., a Minnesota corporation (the "BUYER"), and FINGERHUT NATIONAL BANK, a national banking association ("FNB" or the "SELLER").

     WHEREAS, the Buyer desires to purchase from time to time certain closed end installment credit card loan receivables and/or certain consumer revolving credit card receivables (including private label credit card receivables) generated on or after January 12, 1997 by the Seller in the normal course of its business; and

     WHEREAS, the Seller desires to sell and assign from time to time such receivables to the Buyer upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Buyer is an Affiliate of the Seller; and

     WHEREAS, the Seller and the Buyer previously entered into that certain Bank Receivables Purchase Agreement dated as of January 12, 1997 and wish to amend and restate such agreement as set forth herein; and

     WHEREAS, the Seller understands that the Buyer may re-sell Receivables (as defined herein) to one or more special purpose entities, which may in turn transfer Receivables to master trusts or other financing vehicles or entities pursuant to one or more Pooling and Servicing Agreements (as defined herein).

     NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

                                     ARTICLE I

                                    DEFINITIONS

     Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the following meanings assigned to them:

     "ACCOUNT" means (a) each consumer revolving credit card account established pursuant to a Contract between the Seller and any Person and (b) each closed-end installment credit card loan made pursuant to a Contract between the Seller and any Person, in each case whether existing on the Amendment Date or arising thereafter.

     "AFFILIATE" means, with respect to a particular Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

     "AMENDMENT DATE" means the date of this Agreement.

     "BACK END CUSTOMER" means, with respect to any date of determination, a Person or Obligor who has made at least one payment on any installment credit card loan from, installment sales contract with, or consumer revolving credit card account with, the Seller or Fingerhut; PROVIDED, HOWEVER, that any Person or Obligor who has made a negotiated initial down payment in connection with any installment credit card loan shall not be a Back End Customer prior to making at least one payment on any subsequent installment credit card loan with the Seller or Fingerhut.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Minnesota, South Dakota or Delaware are authorized or obligated by law or executive order to be closed.

     "CLOSED END RECEIVABLES" means (a) any right to payment of amounts owed by an Obligor under an Account with respect to a closed-end installment credit card loan, including, without limitation, all rights of the Seller and obligations of the Obligor under the applicable Contract, other than insurance premiums, and
(b) any right to payment with respect to certain Receivables arising under any consumer revolving credit card account that, pursuant to the terms of the applicable Contract, have a 0% interest rate.

     "COLLECTIONS" means all payments received by the Seller in respect of the Receivables in the form of cash, checks or any other form of payment in accordance with the Contract in effect from time to time on any Receivables, other than pre-paid insurance premiums.

     "CONTRACT" means an agreement between (a) the Seller and another Person for the extension of revolving credit, including pursuant to a credit card, in the form of a cardholder agreement, written contract or invoice, as such agreement may be amended, modified, or otherwise changed from time to time or (b) the Seller and another Person for the extension of closed-end credit, including pursuant to a credit card, in the form of a written contract, invoice or closed-end agreement, in each case pursuant to or under which such other Person shall be obligated to either pay for, or to pay a loan made to finance the purchase of, merchandise, financial service products or services or return any such merchandise to the related merchant.

     "CREDIT ADJUSTMENT" has the meaning set forth in SECTION 3.2(B) hereof.

     "CREDIT AND COLLECTION POLICY" means those credit, collection, customer relations and customer service policies and practices and other written policies and procedures of the Seller relating to the operation of its Accounts, Contracts and Receivables (including, without limitation, the written policies and procedures for determining creditworthiness and relating to the extension of credit, the maintenance of Accounts and the collection of receivables with respect thereto) in effect on the date hereof and as such policies, practices and procedures may be amended, modified, or otherwise changed from time to time.

     "DAILY REPORT" has the meaning set forth in SECTION 3.3 hereof.

     "DATE OF PROCESSING" means with respect to any transaction, the date on which such transaction is first recorded on the Seller's computer master file of Accounts (without regarding to the effective date of such recordation).

     "DEFAULT AMOUNT" means, on any Business Day, the aggregate amount of Principal Receivables in Accounts that became Defaulted Accounts on such Business Day.

     "DEFAULTED ACCOUNT" means each Account with respect to which, in accordance with the Credit and Collection Policy or the Seller's customary and usual procedures, the Seller has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Seller's computer master file of Accounts.

     "ELIGIBLE ACCOUNT" means, as of the date the Receivables arising in such Accounts are first sold to the Buyer, each Account which is in existence and owned by the Seller that satisfies each of the following criteria:

          (a)  it is payable in United States dollars; and

          (b) the related Obligor has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address;

          (c) it has not been identified by the Seller or any of its Affiliates in its computer files as stolen or lost;

          (d) it is not at the time of sale to the Buyer hereunder sold or pledged to any other party and does not have Receivables which, at the time of sale to the Buyer hereunder, are sold or pledged to any other party (PROVIDED, HOWEVER, that Receivables which were sold or pledged prior to the date such Receivables are first sold to the Buyer hereunder, but were repurchased free of all Liens or where all Liens were released prior to the sale hereunder, shall not be disqualified under this clause (d)); and

          (e) the Receivables in which the Seller has not charged off in its customary and usual manner for charging off Receivables in such Accounts unless such Account is subsequently reinstated; and

          (f)  the Obligor on which is a Back End Customer.

     "ELIGIBLE RECEIVABLE" means each Receivable that satisfies each of the following criteria: (a) each Receivable sold to the Buyer after the Amendment Date shall have arisen under an Eligible Account, (b) it constitutes an "account," "chattel paper" or a "general intangible" as each such term is defined in Article 9 of the UCC as then in effect in the Relevant UCC State, (c) it is at the time of its purchase by the Buyer the legal, valid, and binding obligation of, or is guaranteed by, a Person who is competent to enter into a contract and incur debt, and is enforceable against such Person in accordance with its terms, (d) it was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and pursuant to a Contract that complies, in all material respects, with all Requirements of Law applicable to the Seller or such Contract (including, without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices), (e) all material consents, licenses, or authorizations of, or registrations with, any Governmental Authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables, and
(f) immediately prior to giving effect to the sale, the Seller will have good and marketable title free and clear of all Liens and security interests arising under or through the Seller (other than Permitted Liens).

     "FINANCE CHARGE RECEIVABLES" means (i) with respect to consumer revolving credit card accounts, amounts billed from time to time to Obligors in respect of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual account fees or services charges, transaction charges and similar fees and charges (except for fees associated with ancillary products and services sold to Obligors) plus (ii) with respect to all Receivables, Recoveries, any other fees (other than prepaid insurance premiums or fees associated with ancillary products and services sold to Obligors) billed to Obligors.

     "FINGERHUT" means, Fingerhut Corporation, an Affiliate of the Buyer and the Seller.

     "GOVERNMENTAL AUTHORITY" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "INELIGIBLE RECEIVABLE" has the meaning set forth in SECTION 6.1 hereof.

     "INITIAL CLOSING DATE" shall mean January 12, 1997.

     "LIEN" means any lien, security interest or other encumbrance.

     "OBLIGOR" means a Person obligated to make payments with respect to a Receivable pursuant to a Contract.

     "OUTSTANDING BALANCE" means, (a) with respect to any Closed End Receivable on any day, the aggregate amount owed by the Obligor thereunder (net of returns and adjustments) assuming that the related Obligor has selected the installment credit terms with respect to such Receivable and (b) with respect to any Revolving Receivable on any day, the outstanding principal balance of such Receivable (not including any amounts relating to Periodic Finance Charges or other fees).

     "PERIODIC FINANCE CHARGES" has, with respect to any Account, the meaning specified in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.

     "PERMITTED LIEN" means with respect to the Receivables: (i) Liens in favor of the Buyer created pursuant to this Agreement and (ii) Liens that secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

     "PERSON" means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "POOLING AND SERVICING AGREEMENT" means, (i) with respect to Eligible Receivables, the Amended and Restated Pooling and Servicing Agreement, dated as of the Amendment Date, and as it may be amended or supplemented from time to time, among Fingerhut National Bank, as servicer, Fingerhut Receivables, Inc., as transferor and The Bank of New York (Delaware), as Trustee or any replacement thereof and, (ii) with respect to any other Receivables, shall mean any similar pooling and servicing agreement or receivables transfer agreement covering such Receivables.

     "PRINCIPAL RECEIVABLES" means, for any Business Day, the aggregate amount shown on the Seller's records as amounts payable by Obligors with respect to Eligible Receivables other than such amounts that are Finance Charge Receivables or Default Amounts. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

     "PURCHASE AGREEMENT" means, (i) with respect to Eligible Receivables, the Amended and Restated Purchase Agreement, dated as of the Amendment Date, as it may be amended from time to time, between the Buyer and Fingerhut Receivables, Inc. and, (ii) with respect to any other Receivables, shall mean any similar purchase agreement covering such Receivables.

     "PURCHASE PRICE" has the meaning set forth in SECTION 3.1 hereof.

     "RECEIVABLE" means, with respect to any Obligor, any right to payment of amounts owed by that Obligor under an Account, including without limitation, all rights of the Seller and obligations of the Obligor under the applicable Account.
     "RECOVERIES" means any amounts received by the Seller with respect to Receivables in Defaulted Accounts.

     "REFINANCED RECEIVABLES" means revolving credit card loans made by the Seller to refinance an Obligor's existing consumer installment obligations, including closed-end installment sales contracts with Fingerhut and/or installment credit card loans from the Seller.

     "RELEVANT UCC STATE" means each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Buyer pursuant to this Agreement.

     "REQUIREMENTS OF LAW" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

     "REVOLVING RECEIVABLES" means any right to payment arising under an Account that is a consumer revolving credit card account other than any right to payment with respect to any such Receivables that are classified as "Closed End Receivables" pursuant to clause (b) of the definition thereof.

     "SALE PAPERS" has the meaning set forth in SECTION 4.1(A) hereof.

     "SECURED OBLIGATIONS" has the meaning set forth in SECTION 2.1(D) hereof.

     "SELLER'S DISCOUNT" means, for any day on which Receivables are conveyed hereunder, the discount used to determine the Seller's accounting basis in the Receivables on such day. The Seller and the Buyer agree that the Seller's Discount shall be 0% with respect to Refinanced Receivables.

     "TERMINATION DATE" shall have the meaning set forth in SECTION 8.1 hereof.

     "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

     Section 1.2 OTHER DEFINITIONAL PROVISIONS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.


                                    ARTICLE III

                         PURCHASE, CONVEYANCE AND SERVICING
                                   OF RECEIVABLES

     Section 2.1    SALE.

          (a) In consideration of the Purchase Price and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest in, to and under (i) the Receivables now existing and hereafter created, including, without limitation, all accounts, general intangibles, chattel paper, contract rights and other obligations of any Obligor with respect to the Receivables, now existing and hereafter created,
(ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries) and (iii) all proceeds of such Receivables. With respect to Receivables sold on and after the Amendment Date, such sale shall occur immediately upon the creation of such Receivables. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the Seller or any other Person in connection with the Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchants, servicers or insurers.

          (b) In connection with the foregoing sale, the Seller agrees to record and file, at its own expense, one or more financing statements (including any amendments or continuation statements with respect to such financing statements when applicable) with respect to the Receivables and the other property described in SECTION 2.1(A) sold by the Seller hereunder for the transfer of accounts, chattel paper or general intangibles (each as defined in Section 9-106 of the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the applicable UCC against all creditors of and purchasers from the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Buyer within 10 days of the Initial Closing Date and, in the case of any amendments or continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by the Seller.

          (c) In connection with the sale and conveyance hereunder, the Seller agrees, at the Buyer's expense, on or prior to the Initial Closing Date and on each Business Day thereafter on which Receivables are sold hereunder, to indicate or cause to be indicated clearly and unambiguously in its accounting records that such Receivables and the other property described in clauses (i),
(ii) and (iii) of SECTION 2.1(A) have been sold to the Buyer pursuant to this Agreement as of the Initial Closing Date or such Business Day as applicable.

          (d) It is the express intent of the Seller and the Buyer that the conveyance of the Receivables by the Seller to the Buyer pursuant to this Agreement be construed as a sale of such Receivables by the Seller to the Buyer. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Buyer to secure a debt or other obligation of the Seller.
However, in the event that, notwithstanding the intent of the parties, the Receivables are held to continue to be property of the Seller, then

          (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and

          (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a security interest in and to all of the Seller's right, title and interest in (A) all Receivables outstanding on the Initial Closing Date and thereafter created by the Seller, including, without limitation, all "accounts," "general intangibles" or "chattel paper" (each as defined in the UCC as in effect in the Relevant UCC State) and all rights (but not the obligations) relating thereto, (B) all monies due or to become due with respect thereto and (C) all proceeds of the foregoing to secure (1) the obligations of the Seller and (2) a loan to the Seller in the amount of the aggregate Purchase Price as set forth in this Agreement (the "SECURED OBLIGATIONS").

The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement.

          Section 2.2 PURCHASE OF A PARTICIPATION. The Seller understands that the Buyer may from time to time transfer its interest in the Receivables pursuant to the Purchase Agreement and that such Receivables may thereafter be transferred pursuant to the Pooling and Servicing Agreement. It is a condition of the Seller's continuing agreement to sell Receivables hereunder that the Seller be permitted to purchase a participation interest in the Receivables under such terms and conditions as may be set forth in the Pooling and Servicing Agreement.

                                    ARTICLE III

                             CONSIDERATION AND PAYMENT

     Section 3.1 PURCHASE PRICE. The purchase price for the Receivables and related property conveyed to the Buyer under this Agreement (the "PURCHASE PRICE") shall be a dollar amount equal to: (a) with respect to Receivables other than Refinanced Receivables sold on any date, the product of (i) the aggregate Outstanding Balance of all Receivables sold as of such date, and
(ii) one hundred percent (100%) MINUS the then applicable Seller's Discount, and
(b) with respect to Refinanced Receivables sold on any date, the aggregate principal balance of all such Refinanced Receivables sold as of such date.

     Section 3.2    PAYMENT OF PURCHASE PRICE.

          (a) The Seller and the Buyer acknowledge that on the date of any sale of Receivables hereunder, the Seller may be unable to provide the Buyer with a Daily Report with respect to such day and may be unable to accurately estimate the Purchase Price for the Receivables sold on such day. As a result, the Purchase Price for Receivables sold on the Amendment Date and on each day thereafter on which Receivables are transferred hereunder, as the case may be, shall be paid in immediately available funds on the first Business Day on which the Seller is able to provide the Buyer with a Daily Report with respect to such day.

          (b) The Purchase Price shall be adjusted on a daily basis (the "CREDIT ADJUSTMENT") if the Seller adjusts downward the amount of any Receivable sold hereunder because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or if the Seller otherwise adjusts downward the amount of any such Receivable without receiving Collections therefor or without charging off such amount as uncollectible. If the Buyer is required to make any payment pursuant to Section 3.2(b) of the Purchase Agreement (or any comparable provision) as a result of any Credit Adjustment, the Seller shall pay such amount to the Buyer.

     Section 3.3 DAILY REPORTS. For each Business Day on which Receivables are sold hereunder, the Seller shall deliver to the Buyer a Daily Report (the "DAILY REPORT") showing the aggregate Purchase Price of Receivables to be sold on such date, the aggregate Credit Adjustment for such date, the aggregate amount, if any, owing to the Buyer pursuant to SECTION 6.1 hereof and the aggregate net amount of cash owing for Receivables to be sold on such Business Day. Such Daily Report will be delivered to the Buyer as soon as practicable after the date of sale.


                                     ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES

     Section 4.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to the Buyer as of the Initial Closing Date, and as of each subsequent date Receivables are sold to the Buyer hereunder, that:

          (a) ORGANIZATION AND GOOD STANDING. The Seller is a national banking association organized and validly existing and in good standing under the laws of the United States and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by the Seller in connection herewith (this Agreement and such other documentation are collectively referred to as the "SALE PAPERS").

          (b) DUE QUALIFICATION. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirements), as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law; PROVIDED, HOWEVER, that no representation or warranty is made with respect to any qualifications, licenses or approvals the Buyer would have to obtain to do business in any state in which the Buyer seeks to enforce any Receivable.

          (c) DUE AUTHORIZATION. The execution and delivery of the Sale Papers, and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on its part.

          (d) BINDING OBLIGATION. Each of the Sale Papers, and the consummation of the transactions provided for therein, constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (e) NO CONFLICTS. The execution and delivery of the Sale Papers and the performance of the transactions contemplated thereby, do not
(i) contravene the Seller's articles of association or by-laws or (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

          (f) TAXES. Except as provided on Schedule 1, the Seller has filed all material tax returns required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings.

          (g) NO VIOLATION. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms thereof, will not violate any Requirements of Law applicable to the Seller, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (i) any Requirement of Law applicable to the Seller, or (ii) any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Seller is a party or by which it or its properties are bound.

          (h) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof.

          (i) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms hereof and thereof, have been obtained.

          (j) BONA FIDE RECEIVABLES. Each Receivable is or will be an account receivable arising out of the performance by the Seller in accordance with the terms of the Contract giving rise to such Receivable. The Seller has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Seller in any document or report delivered under this Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth herein.

          (k) PLACE OF BUSINESS. The principal executive offices of the Seller are in Sioux Falls, South Dakota and the offices where the Seller keeps its records concerning the Receivables and related Contracts are in Sioux Falls, South Dakota, Hennepin County, Minnesota and St. Cloud, Minnesota.

          (l) USE OF PROCEEDS. No proceeds of the sale of any Receivable hereunder received by the Seller will be used by the Seller to purchase or carry any margin security.

          (m) NOT AN INVESTMENT COMPANY. The Seller is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

          (n) SOLVENCY. The Seller is not insolvent and will not be rendered insolvent upon the sale of the Receivables to the Buyer.

          The representations and warranties set forth in this SECTION 4.1 shall survive the sale of the Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other.

     Section 4.2    SELLER'S REPRESENTATIONS AND WARRANTIES REGARDING
RECEIVABLES.

          (a) VALID SALE, ETC. The Seller (x) hereby represents and warrants as of the Initial Closing Date, with respect to the Receivables created on or prior to, and outstanding on, such date and (y) shall be deemed to represent and warrant as of the date of the creation and sale to the Buyer of any Receivables with respect to such Receivables, that:

                    (i) This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, receivership, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                    (ii) The transfer of Receivables by the Seller to the Buyer under this Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables and the proceeds thereof, whether then existing or thereafter created and arising in connection with the Accounts, and such Receivables and proceeds will be held by the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates except for Permitted Liens. This Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables purported to be sold hereunder, whether then existing or thereafter created, and the proceeds thereof.

                    (iii) The Seller is (or, with respect to Receivables arising after the date hereof, will be) the legal and beneficial owner of all right, title and interest in and to each Receivable and each Receivable has been or will be transferred to the Buyer free and clear of any Lien other than Permitted Liens.

                    (iv) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required in connection with the transfer of such Receivables to the Buyer have been obtained.

                    (v) Each Account classified as an "Eligible Account" by the Seller in any document or report delivered hereunder on or after the Amendment Date will satisfy the requirements contained in the definition of Eligible Account as of the date of such document or report and each Receivable classified as an "Eligible Receivable" by the Seller in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable as of the time of such document or report.

                    (vi) Each Receivable then existing has been conveyed to the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

          (b) DAILY REPRESENTATIONS AND WARRANTIES. On each day on which any new Receivable is created or sold by the Seller to the Buyer hereunder, the Seller shall be deemed to represent and warrant to the Buyer that (A) each Receivable purchased by the Buyer on such day has been conveyed to the Buyer in compliance, in all material respects, with all Requirements of Law applicable to the Seller and free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens) and
(B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Buyer have been duly obtained, effected or given and are in full force and effect.

          (c) NOTICE OF BREACH. The representations and warranties set forth in this SECTION 4.2 shall survive the sale, transfer and assignment of the respective Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this
SECTION 4.2, the party discovering such breach shall give prompt written notice thereof to the other. The Seller agrees to cooperate with the Buyer in attempting to cure any such breach.

     Section 4.3 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants and agrees with, as of the date hereof and as of the Initial Closing Date, the Seller and shall be deemed to represent and warrant as of the date of the creation of any Receivable sold to the Buyer hereunder that:

          (a) ORGANIZATION AND GOOD STANDING. The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver, and perform its obligations under the Sale Papers.

          (b) DUE QUALIFICATION. The Buyer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct business and has obtained all necessary licenses and approvals with respect to the Buyer required under federal and Minnesota law.

          (c) DUE AUTHORIZATION. The execution and delivery of the Sale Papers and the consummation of the transactions provided for in the Sale Papers have been duly authorized by the Buyer by all necessary corporate action on its part.

          (d) NO CONFLICTS. The execution and delivery of the Sale Papers and the performance of the transactions contemplated thereby do not
(i) contravene the Buyer's articles of incorporation or by-laws or (ii) violate any material provision of law applicable to it, or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Buyer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

          (e) NO VIOLATION. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers will not violate any Requirements of Law applicable to the Buyer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Buyer, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Buyer is a party or by which it or its properties are bound.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Sale Papers, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Buyer of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Sale Papers.

          (g) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders, or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers have been obtained.

          The representations and warranties set forth in this SECTION 4.3 shall survive the sale of the Receivables to the Buyer. Upon discovery by the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.


                                     ARTICLE V

                           COVENANTS OF SELLER AND BUYER

     Section 5.1    SELLER COVENANTS.  The Seller hereby covenants that:

          (a) RECEIVABLES TO BE ACCOUNTS, CHATTEL PAPER OR GENERAL INTANGIBLES. The Seller will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Seller will take no action to cause any Receivable to be anything other than an "account," "chattel paper" or a "general intangible" (each as defined in the UCC as in effect in the Relevant UCC State).

          (b) SECURITY INTERESTS. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Buyer of the existence of any Lien on any Receivable; and the Seller shall defend the right, title and interest of the Buyer in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; PROVIDED, HOWEVER, that nothing in this subsection shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Permitted Lien.

          (c) CREDIT AND COLLECTION POLICY AND CONTRACTS. The Seller shall comply with and perform its obligations under the Contracts and the Accounts and the Credit and Collection Policy except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Buyer hereunder. Except as the Seller deems necessary to maintain its credit card business on a competitive basis or as required by law, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, a pay out event (or other early termination event) would occur under any Pooling and Servicing Agreement. Subject to compliance with all Requirements of Law and the restrictions contained in the immediately preceding sentence, the Seller may change the terms and provisions of the Contracts or the Credit and Collection Policy in any respect (including the calculation of the amount, or the timing, of charge-offs)
(i) if it would not, in the reasonable belief of the Seller, materially impair the collectibility of any Receivable or cause, immediately or with the passage of time, a pay out event (or other early termination event) to occur under any Pooling and Servicing Agreement and (ii) if such change (A) (if it owns a comparable segment of receivables) is made applicable to the comparable segment of the receivables owned by the Seller, if any, which have characteristics the same as, or substantially similar to, the Receivables that are the subject of such change and (B) (if it does not own such a comparable segment of receivables) will not be made with the intent to materially benefit the Seller over the Buyer or to materially adversely affect the Buyer, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Seller and an unrelated third party or by the terms of the Contracts.

          (d) DELIVERY OF COLLECTIONS. In the event that the Seller receives Collections, the Seller agrees to forward to the Buyer or its designee such Collections as soon as practicable after the receipt thereof, but in no event later than two Business Days following the Date of Processing thereof.

          (e) ABSENCE OF LIENS. Except for conveyances under this Agreement the Seller will not sell any Receivable or grant a Lien on any Receivable other than Permitted Liens.

          (f) SEPARATE BUSINESS. The Seller shall maintain separate corporate records and books of account from those of the Buyer. The Seller will not conduct its business in the name of the Buyer so as not to mislead others as to the identity of the entity with which those others are concerned.

          (g) OFFICIAL RECORD. This Agreement shall be maintained as an official record of the Seller.


     Section 5.2 BUYER COVENANT REGARDING SALE TREATMENT. The Buyer agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

                                     ARTICLE VI

                                OPTIONAL REPURCHASE

     Section 6.1 BREACH OF WARRANTY. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in
SECTION 4.1(J) or SUBSECTIONS 4.2(A)(II) THROUGH (VI) or SECTION 4.2(B), or in the event that a Receivable is not an Eligible Receivable on the date of its transfer to the Buyer as a result of the failure to satisfy the conditions set forth in the definition of Eligible Receivable, at the sole option of the Buyer and upon written notice to the Seller, such Receivable shall be designated an "INELIGIBLE RECEIVABLE" and the Seller shall pay to the Buyer an amount in cash equal to the purchase price paid for any such Ineligible Receivable by the Buyer to the Seller. Such payment must be made by the close of business on the thirtieth Business Day following the day such Receivable has been designated an Ineligible Receivable; PROVIDED, HOWEVER, that such amount may be offset against any amounts due from the Buyer to the Seller with respect to the Purchase Price for Receivables sold to the Buyer. The obligation of the Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections or failure to meet the conditions set forth in the definition of Eligible Receivable with respect to such Receivable available to the Buyer.

     Section 6.2 CONVEYANCE OF REASSIGNED RECEIVABLES. Upon the request of the Seller, the Buyer shall execute and deliver to the Seller a reconveyance substantially in such form and upon such terms as shall be acceptable to the Seller, pursuant to which the Buyer evidences the conveyance to the Seller of all of the Buyer's right, title, and interest in any Receivables reconveyed to the Seller pursuant to SECTION 6.1. The Buyer shall execute such other documents or instruments of conveyance or take such other actions as the Seller may reasonably require to effect any repurchase of Receivables pursuant to this
Article VI.

     Section 6.3 SALES ARE NON-RECOURSE. Other than the obligation to make payments under SECTION 3.2(B) hereof or repurchase Receivables under the limited circumstances set forth in SECTION 6.1 hereof, the sales of Receivables under this Agreement shall be without recourse to the Seller.


                                    ARTICLE VII

                                CONDITIONS PRECEDENT

     Section 7.1 CONDITIONS TO THE BUYER'S OBLIGATIONS REGARDING RECEIVABLES. The obligations of the Buyer to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of the Seller contained in Section 4.2 of this Agreement shall be true and correct on the Initial Closing Date and on the day of creation of any Receivable created thereafter with the same effect as though such representations and warranties had been made on such date;

          (b) All information concerning the Receivables provided to the Buyer shall be true and correct in all material respects as of the Initial Closing Date, in the case of Receivables sold to the Buyer on the Initial Closing Date, or the applicable Date of Processing, in the case of Receivables created after the Initial Closing Date;

          (c) At the Initial Closing Date, the Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

          (d) With respect to Receivables sold to the Buyer on the Initial Closing Date, the Seller shall have filed the financing statement(s) required to be filed pursuant to SECTION 2.1(B); and

          (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

     Section 7.2 CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS. The obligations of the Seller to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

          (b) Payment or provision for payment of the Purchase Price for all prior sales in accordance with the provisions of SECTION 3.2 hereof shall have been made; and

          (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.


                                    ARTICLE VIII

                                TERM AND TERMINATION

     Section 8.1 TERM. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of: (a) such date as may be agreed to in writing by the Buyer and the Seller, which date shall not be earlier than the termination of the Purchase Agreement, or (b) the occurrence of any of the following events: the Buyer or the Seller shall consent to the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Buyer or the Seller; or the Buyer or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute including the U.S. bankruptcy code, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations, or become unable for any reason to purchase or re-purchase Receivables in accordance with the provisions of this Agreement or default in its obligations hereunder, which default continues unremedied for more than 30 days after written notice is delivered to the defaulting party by the non-defaulting party (any such date set forth in clause
(a) or (b) hereof being a "TERMINATION DATE"); PROVIDED, HOWEVER, that the termination of this Agreement pursuant to this Section 8.1 shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to Receivables sold prior to such termination.

     Section 8.2 EFFECT OF TERMINATION. No termination or rejection of or failure to assume the executory obligations of this Agreement in the event of the receivership of the Seller or bankruptcy of the Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Buyer.


                                     ARTICLE IX

                              MISCELLANEOUS PROVISIONS

     Section 9.1 AMENDMENT. This Agreement and any other Sale Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Seller. The Seller shall provide prompt written notice of any such amendment to the Rating Agencies.

     Section 9.2 GOVERNING LAW. THIS AGREEMENT AND THE OTHER SALE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.3 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

          (a)       in the case of the Seller, to:

                    Fingerhut National Bank
                    3094 Technology Circle
                    Suite 102

                    Sioux Falls, South Dakota  57106
                    (605)362-2380
          (b)       in the case of the Buyer, to:

                    Fingerhut Companies, Inc.
                    4400 Baker Road
                    Minnetonka, Minnesota  55343
                    Attention:  General Counsel
                    (612) 932-3100

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Section 9.4 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of the Sale Papers shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Sale Papers and shall in no way affect the validity or enforceability of the other provisions of the Sale Papers.

     Section 9.5 FURTHER ASSURANCES. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of the Sale Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

     Section 9.6 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 9.7 COUNTERPARTS. The Sale Papers may each be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 9.8 BINDING EFFECT; THIRD PARTY BENEFICIARIES. The Sale Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     Section 9.9 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, the Sale Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by the Sale Papers. The Sale Papers may not be modified, amended, waived or supplemented except as provided herein.

     Section 9.10 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 9.11 SCHEDULES AND EXHIBITS. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

     Section 9.12   PROTECTION OF RIGHT, TITLE AND INTEREST TO RECEIVABLES.

          (a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Seller's and the Buyer's right, title and interest to the Receivables to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to the Receivables and proceeds thereof. The Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this SECTION 9.12(A).

          (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Seller shall give the Buyer written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof.

          (c) The Seller will give the Buyer prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

     Section 9.13 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as contemplated by this SECTION 9.13, any Purchase Agreement or any Pooling and Servicing

Agreement; PROVIDED, HOWEVER, that simultaneously with the execution and delivery of this Agreement, the Seller consents to the Buyer's assignment of all its right, title and interest herein to the extent that this Agreement relates to Eligible Receivables to Fingerhut Receivables, Inc. as provided in Section
2.1 of the Purchase Agreement and to Fingerhut Receivables, Inc.'s assignment of such right, title and interest as provided in Section 2.1 of the Pooling and Servicing Agreement and agrees that the Buyer may make similar assignments pursuant to Purchase Agreements subsequently entered into by the Buyer. The Seller agrees to perform its obligations hereunder for the benefit of the Trust (as defined in the Pooling and Servicing Agreement) and that the Trustee (as defined in the Pooling and Servicing Agreement) may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without the consent of the Buyer.

          IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                             FINGERHUT NATIONAL BANK
                                               as Seller


                                             By:
                                                ---------------------------
                                                Title:


                                             FINGERHUT COMPANIES, INC.,
                                               as Buyer


                                             By:
                                                ---------------------------
                                                Title:

                                     EXHIBIT A

                                FORM OF DAILY REPORT

                                                                      SCHEDULE 1
                                                                      ----------

                              TAX RETURNS AND PAYMENTS

          The Seller has filed all applicable Federal, state and material local tax returns and has paid or caused to be paid all associated taxes due and payable on such returns or on any assessments received by them; except that the Seller has not filed certain tax returns purported to be required as described below. Because the Seller is a national banking entity that derives the majority of its income from granting credit, it may be subject to special financial institution rules in certain states. Such rules attempt to impute state income tax nexus to a company if it obtains finance revenue and/or has receivables generated from customers in that state. Of the states that have adopted such financial institution rules, Minnesota is the only state where the Seller is currently filing income or franchise tax returns. States which currently have rules pursuant to which they may attempt to impose income tax nexus based upon such activity include:


                    Arkansas                 Massachusetts
                    California               Minnesota
                    Hawaii                   New Mexico
                    Indiana                  Tennessee
                    Kentucky                 West Virginia

The Seller has not filed in states implementing such rules other than Minnesota because it believes the above-referenced financial institution rules to be unconstitutional. Note that the Seller does file tax returns in South Dakota, its state of domicile.